EXHIBIT 3.1

                      ARTICLES OF INCORPORATION
                                  OF
                     KAW ACQUISITION CORPORATION

       I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                              ARTICLE I
                                 NAME

       The name of the corporation is KAW ACQUISITION CORPORATION.

                              ARTICLE II
                           PRINCIPAL OFFICE

       Section 2.01 Resident Agent. The name and address of its resident agent for service process is Nevada & Offshore Business
Formation, LLC.com, 711 S. Carson, Suite 4, Carson City, Nevada 89701.

       Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporation business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                             ARTICLE III
                               PURPOSE

       The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                              ARTICLE IV
                           SHARES OF STOCK

       Section 4.01 Number and Class. The amount of the total authorized capital stock of this corporation is One Hundred Million (100,000,000) shares with a par value of $0.001 designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.
       The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.
       Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than the extent, if any, the Board of Directors in its discretion, may determine from time to time.
       Section 4.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                              ARTICLE V
                              DIRECTORS

       Section 5.01 Governing Board. The members of the board of the corporation shall be styled directors.
       Section 5.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five
(5) members. The name(s) and address(s) of the initial members of the Board of Directors are as follows:

            NAME                             ADDRESS
       Peter R. Goss          1800 N. Hill Ave.    Willow Grove PA 19090

       These individuals shall serve as Directors until the first annual meeting of the shareholders or until the successors shall have been elected and qualified.
       Section 5.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

                              ARTICLE VI
                            INCORPORATORS

       The name and address of the sole incorporator is John
Heskett, 501 South Johnstone, Suite 501, Bartlesville, Oklahoma 74003.

                             ARTICLE VII
                          PERIOD OF DURATION

       This corporation is to have A PERPETUAL existence.

                             ARTICLE VIII
                              AMENDMENTS

       Subject at all times to the express provisions of Section
4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

                              ARTICLE IX
                         POWERS OF DIRECTORS

       In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
        (1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;
        (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and person property of the corporation;
        (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entities;
        (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and
        (5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
       All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.
       IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of May, 2000, hereby declaring and certifying that the facts stated herein above are true.


                              /s/   John Heskett
                              John Heskett
                              Sole Incorporator



CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

IN THE MATTER OF:  Kaw Acquisition Corporation

       Nevada & Offshore Business Formation, LLC.com, Resident Agent #104664, with address at 711 S. Carson, Carson City, Nevada 89701, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with RNS 78.090.

       Furthermore, that the mailing address for the above registered office is as set forth above.

       IN WITNESS WHEREOF, I hereunto set my hand this 3rd day of May, 2000.

                              /s/   Sandra L. Miller
                              Sandra L. Miller
                              Nevada & Offshore Business Formation,
                              LLC.com
                              Resident Agent #104664
                              Resident Agents


EXHIBIT 3.2
                                BYLAWS
                                  OF
                     KAW ACQUISITION CORPORATION
                        (A NEVADA CORPORATION)


                              ARTICLE I

                             STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (General Corporation Law).
If any such certificate is countersigned or otherwise authenticated by a Transfer Agent or Transfer Clerk, and by a Registrar, a facsimile of the signature of the officers, the Transfer Agent or Transfer Clerk or the Registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall ceased to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS. The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section 78.205 of the General Corporation Law.

3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfer or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the corporation or with a Transfer Agent or a Registrar, if any, and on the surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting not more than sixty days prior to any other action. If no record date is fixed the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporation action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the Resolution relating thereto. A determination of the stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a wavier thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or"shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon who the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6.     STOCKHOLDER MEETINGS.

       - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Directors.


       - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the Directors may, from time to time, fix.

       - CALL. Annual meetings and special meetings may be called by the Directors or by any officer instructed by the Directors to call the meeting.

       - NOTICE OR WAIVER OF NOTICE. Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors must designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

       - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a Chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as the Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a Secretary of the meeting.

       - PROXY REPRESENTATION. At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

       - INSPECTORS. The Directors, in advance of any meeting, may, but need not, appoint one or more Inspectors of Election to act at the meeting or any adjournments thereof. If an Inspector or Inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more Inspectors. In case any person who may be appointed as an Inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat. Each Inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

       - QUORUM. Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

       - VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of Directors, a plurality of the votes cast shall elect. Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. In the election of Directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

       - STOCKHOLDER ACTION WITHOUT MEETINGS. Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

                              ARTICLE II

                              DIRECTORS

1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase "whole Board" herein refers to the total number of Directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. Each Director must be at least 18 years of age. A Director need not be a stockholder or a resident of the State of Nevada. The initial Board of Directors shall consist of one person. Thereafter the number of Directors constituting the whole Board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the Directors, or, if the number is not fixed, the number shall be two. The number of Directors may be increased or decreased by action of the stockholders or of the Directors.

3. ELECTION AND TERM. Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of Directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the corporation. Thereafter, Directors who are elected at an election of Directors by stockholders, and Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of Directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of Directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of Directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

4.     MEETINGS.

       - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the Directors may conveniently assemble.

       - PLACE. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

       - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or by a majority of Directors in office.

       - NOTICE OR ACTUAL CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat. Notice if any need not be given to a Director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

       - QUORUM AND ACTION. A majority of Directors then in office, at a meeting duly assembled, shall constitute a quorum. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of the Directors holding a majority of the voting power of the Directors, present at a meeting at which quorum is present, is the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of Directors held to fill vacancies and newly created directorships in the Board or action of disinterested Directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

       - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings.
Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other
Director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

6. COMMITTEES. Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine. Any such committee, to the extent provided in the Resolution or Resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp. Each committee must include at least one Director. The Board of Directors may appoint natural persons who are not Directors to serve on committees.

7. WRITTEN ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all members of the Board or of the committee, as the case may be.

                             ARTICLE III

1. OFFICERS. The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such title as the Resolution choosing them shall designate. Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2. QUALIFICATIONS. Except as may otherwise be provided in the Resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a Director.

3. TERM OF OFFICE. Unless otherwise provided in the Resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term.

Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.


4. DUTIES AND AUTHORITY. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the Resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incidental to their office except to the extent that such Resolutions or instruments may be inconsistent therewith.

                              ARTICLE IV

                          REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Nevada is the address of the initial Resident Agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including the street and number, if any, where such stock ledger or duplicate stock ledger is kept.

                              ARTICLE V

                       CORPORATE SEAL OR STAMP

The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

                              ARTICLE VI

                             FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                             ARTICLE VII

                         CONTROL OVER BYLAWS

The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Kaw Acquisition Corporation, a Nevada corporation, as in effect on the date hereof.

WITNESS my hand and the seal or stamp of the corporation.

Dated:           06/29/00


By:    /s/   Peter R. Goss
       Peter R. Goss
       President of Kaw Acquisition Corporation

ATTEST:

/s/   Peter R. Goss
Secretary

[ S E A L ]


EXHIBIT 3.3

Number                                                          Shares

          Incorporated under the laws of the State of Nevada


                     KAW ACQUISITION CORPORATION


The Corporation is authorized to issue 100,000,000 Common Shares -
                         Par Value $.001 each


This certifies that ______________________________ is the owner of
____________________ fully paid and non-assessable shares of the Common Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized offices and to be sealed with the Seal of the Corporation.

Dated  ___________________________


_______________________________      _____________________________
                      Secretary                          President
                               [SEAL]


                [ Reverse side of stock certificate ]

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

        TEN COM                      as tenants in common
        TEN ENT                      as tenants by the
                                     entireties
        JT TEN                       as joint tenants with
                                     right of survivorship
                                     and not as tenants in
                                     common
        UNIF GIFT MIN ACT            __________ Custodian under
                                     Uniform Gifts to Minors Act
                                     __________ (State)

       For value received, the undersigned hereby sells, assigns and transfers unto _________________________ (please insert social security or other identifying number of assignee) ___________________ ________________________________________________(please print or typewrite name and address of assignee)

       ______________________________ Shares represented by the
within Certificate, and hereby irrevocably constitutes and appoints _________________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

       Dated,  _______________________________________

               _______________________________________

In presence of _______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.